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                                                                    Exhibit 23.1



                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into the Company's previously filed Registration Statements on Form S-8 (No. 333-91451), Form S-8 (No. 333-88719), Form S-8 (No. 333-85031), Form S-8 (No. 333-53153), Form S-8 (No. 333-52349),
Form S-8 (No. 333-52347), Form S-8 (No. 333-52345), Form S-8 (No. 333-38072),
Form S-8 (No. 333-33946), Form S-3 (No. 333-90105), Form S-3 (No. 333-73229) and
Form S-3 (No. 333-49560).



                                                   Arthur Andersen LLP


April 12, 2001
Vienna, Virginia